UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2015 (March 10, 2015)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Kurt R. Harrington, age 62, has informed the Board of Directors (the “Board”) of Arlington Asset Investment Corp. (the “Company”) that he intends to retire, after serving as the Company’s Chief Financial Officer for the last 15 years. Following a search for a new chief financial officer, Richard E. Konzmann, age 46, has been chosen to succeed Mr. Harrington. On March 10, 2015, the Board appointed Mr. Konzmann as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective March 23, 2015. To assist with the transition, Mr. Harrington will remain an employee of the Company until April 30, 2015.

Since 2002, Mr. Konzmann has been employed by American Capital, Ltd. (NASDAQ: ACAS), a publicly traded private equity firm and global asset manager. In 2006, Mr. Konzmann became Senior Vice President, Accounting of American Capital, Ltd. where he was responsible for all accounting, external and internal financial reporting, loan servicing, investment accounting and tax compliance for the alternative asset management company and its funds under management including publicly traded mortgage real estate investment trusts (American Capital Agency Corp. (NASDAQ: AGNC) and American Capital Mortgage Investment Corp. (NASDAQ: MTGE)), publicly traded business development companies, private equity funds and collateralized loan obligation funds. Prior to joining American Capital, Ltd., Mr. Konzmann was a Vice President and Controller at Crestline Capital Corporation (NYSE: CLJ), served in various accounting, finance and asset management roles with Host Marriott Corporation (NYSE: HMT) and began his career with the public accounting firm Deloitte and Touche LLP. Mr. Konzmann graduated from Pennsylvania State University with a Bachelor of Science in Accounting and is a Certified Public Accountant and Certified Valuation Analyst.

In connection with Mr. Konzmann’s appointment as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, upon the recommendation of the Compensation Committee of the Board, the Board approved an annual base salary of $325,000 for Mr. Konzmann. Mr. Konzmann will also be eligible to participate in the Company’s named executive officer performance-based cash bonus program (“NEO Cash Bonus Plan”) and long-term incentive award program (“NEO LTI Plan” and together with the NEO Cash Bonus Plan the “Plans”). The NEO Cash Bonus Plan for the 2015 performance year will allow Mr. Konzmann the opportunity to earn a total annual cash bonus of up to 75% of his base salary, payable on a pro-rated basis based on the actual salary paid to him during the 2015 performance year, while the NEO LTI Plan provides for the issuance of two types of Performance Stock Units (“PSUs”): Book Value PSUs and TSR PSUs. The Plans will be subject to the terms as approved by the Board. For the 2015 performance year, the Company will pay Mr. Konzmann an annual cash bonus equal to at least 50% of his annual base salary pursuant to the NEO Cash Bonus Plan, payable on a pro-rated basis based on the actual salary paid to him during the 2015 performance year, and will grant Mr. Konzmann a long-term incentive award equal to at least 31% of his annual base salary in PSUs pursuant to the NEO LTI Plan. Mr. Konzmann will also be eligible to participate in the same benefits programs as all other employees of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: March 11, 2015	By:	/s/ J. Rock Tonkel, Jr.
	Name:	J. Rock Tonkel, Jr.
	Title:	President and Chief Executive Officer